Exhibit (l)(2)

April 21, 2026

Credit Suisse High Yield Credit Fund

1285 Avenue of the Americas

New York, New York 10019

Re:  Credit Suisse High Yield Credit Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel for Credit Suisse High Yield Credit Fund, a Delaware statutory trust (the “Trust”), in connection with the matters contemplated by the Registration Statement (as defined below). At your request, this opinion is being furnished to you.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)

The certificate of trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on April 24, 1998, as amended by the Certificate of Amendment to Certificate of Trust, as filed in the office of the Secretary of State on February 7, 2001, as amended by the Certificate of Amendment to Certificate of Trust, as filed in the office of the Secretary of State on May 31, 2001, and as amended by the Certificate of Amendment to Certificate of Trust, as filed in the office of the Secretary of State on September 11, 2025 and effective on September 15, 2025 (the “Certificate of Trust”);

Credit Suisse High Yield Credit Fund

April 21, 2026

(b)

The Agreement and Declaration of Trust of the Trust, dated April 24, 1998, by the trustees named therein, as amended by an amendment to the Declaration of Trust, dated February 1, 2001, as further amended by an amendment to the Declaration of Trust, dated May 31, 2001, as further amended by an amendment to the Declaration of Trust, dated May 18, 2004, as further amended by an amendment to the Declaration of Trust, dated August 16, 2007, and as amended by several of the Certificates of Amendment to Certificate of Trust listed in (a) above (as so amended, the “Declaration of Trust”);

(c)	The By-Laws of the Trust, dated as amended to the date hereof (the “By-Laws” and, together with the Trust Agreement and the Resolutions (as defined below), the Trust Documents”);

(d)

The Trust’s Registration Statement on Form N-2, as amended and supplemented (the “Registration Statement”), including a prospectus supplement to the prospectus (and the statement of additional information incorporated by reference therein) dated as of April 21, 2026 (the “Prospectus Supplement”), with respect to the issuance by the Trust of transferable rights (the “Rights”) to purchase common shares of beneficial interest in the Trust (the “Shares”) filed with the Securities and Exchange Commission on or about the date hereof ;

(e)

Copies of certain resolutions (the “Resolutions”) adopted by the Trustees of the Trust with respect to the approval of the offering of the Rights and the issuance of the Shares, which Resolutions are attached to a certificate of the Secretary of the Trust, dated as of the date hereof;

(f)

The Fund’s Instrument of Designation of the Rights, dated as of April 21, 2026 (the “Instrument of Designation”) establishing and designating 103,609,624 transferable subscription rights (the “Rights”); and

(g)	A Certificate of Good Standing for the Trust, dated April 20, 2026 obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

With respect to all documents examined by us, we have assumed, when the Shares are issued, (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, (iii) the genuineness of all signatures, and (iv) that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein.

Credit Suisse High Yield Credit Fund

April 21, 2026

For purposes of this opinion, we have assumed (i) that the Declaration of Trust will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration of Trust, the By-laws, the Instrument of Designation of Rights and the Certificate of Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each Person to whom a Share is to be issued by the Trust (collectively, the “Shareholders”) for such Share, in accordance with the Declaration of Trust, the Instrument of Designation of Rights, the Resolutions and as contemplated by the Registration Statement, (vii) that the Shares will be issued and sold to the Shareholders in accordance with the Declaration of Trust and the Resolutions and as contemplated by the Registration Statement (including as to the aggregate number of Shares to be issued); (viii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (ix) that to the extent any Rights or Shares are issued to a Principal Shareholder (as defined in the Declaration of Trust), such sale will be approved in accordance with Section 11.7(d) of the Declaration of Trust. We have not participated in the preparation of the Registration Statement (other than this opinion) and assume no responsibility for its contents, except for this opinion. We note that the Shareholders may be obligated to make certain payments pursuant to Section 3.8 of the Declaration of Trust.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.  The Trust is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq.

Credit Suisse High Yield Credit Fund

April 21, 2026

2. The Rights have been duly authorized for issuance, and when issued, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, dissolution, liquidation, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) judicial imposition of an implied covenant of good faith and fair dealing.

3. The Shares of the Trust to be issued upon exercise of the Rights have been duly authorized and, when issued will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the use of our name under the heading “Legal Matters” in the Prospectus Supplement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JWP/CZD